SCHEDULE 14A INFORMATION
            PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                    SECURITIES EXCHANGE ACT OF 1934
                     (Amendment No. ______________)


Filed by the Registrant    /X/
Filed by a party other than the Registrant   / /

Check the appropriate box:
/ /  Preliminary proxy statement
/ / Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive proxy statement
/ /  Definitive additional materials
/ /  Soliciting material pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

                 SUNRISE TECHNOLOGIES INTERNATIONAL INC.
            ------------------------------------------------
            (Name of Registrant as Specified in Its Charter)

                 SUNRISE TECHNOLOGIES INTERNATIONAL INC.
  ------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) or Schedule 14A

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


(1)  Title of each class of securities to which transactions applies:

- ----------------------------------------------------------------------------

(2)  Aggregate number of securities to which transactions applies:

- ----------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

- ----------------------------------------------------------------------------

(4)  Proposed maximum aggregate value of transaction:

- ----------------------------------------------------------------------------

(5)  Total fee paid:

- ----------------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount previously paid:

- ----------------------------------------------------------------------------

(2)  Form, Schedule or Registration Statement No.:

- ----------------------------------------------------------------------------

(3)  Filing party:

- ----------------------------------------------------------------------------

(4)  Date filed:

- ----------------------------------------------------------------------------

                    SUNRISE TECHNOLOGIES INTERNATIONAL, INC.
                             47257 Fremont Boulevard
                            Fremont, California 94538

                           ---------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           To Be Held on June 18, 1996

TO THE STOCKHOLDERS OF SUNRISE TECHNOLOGIES INTERNATIONAL, INC.

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Sunrise Technologies International, Inc., a Delaware corporation (the "Company"), will be held on Tuesday, June 18, 1996 at 10:00 a.m. at the Courtyard by Marriott, 47000 Lakeview Boulevard, Fremont, California 94538, for the following purposes:

     1.To elect one (1) director to serve a three-year term expiring upon the 1999 Annual Meeting of Stockholders or until his successor is duly elected and qualified.

     2.To ratify the selection of Ernst & Young LLP as independent auditors for the Company for the fiscal year ending December 31, 1996.

     3.To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     The Board of Directors has fixed the close of business on Tuesday, April 30, 1996, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                            By Order of the Board of Directors

                                            /s/ Joseph W. Shaffer

                                            Joseph W. Shaffer
                                            Secretary


Fremont, California
May 9, 1996



ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. HOWEVER, TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE. ANY STOCKHOLDER ATTENDING THE MEETING MAY VOTE IN PERSON EVEN IF HE OR SHE RETURNED A PROXY. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                    SUNRISE TECHNOLOGIES INTERNATIONAL, INC.
                             47257 Fremont Boulevard
                            Fremont, California 94538

                           --------------------------

                                 PROXY STATEMENT

                 INFORMATION CONCERNING SOLICITATION AND VOTING


GENERAL

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Sunrise Technologies International, Inc. (the "Company"), for the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Tuesday, June 18, 1996 at 10:00, at the Courtyard by Marriott, 47000 Lakeview Boulevard, Fremont, California 94538, or any adjournment or adjournments thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Company intends to mail this Proxy Statement and the accompanying proxy card on or about May 13, 1996, to all stockholders entitled to vote at the Annual Meeting.


RECORD DATE; OUTSTANDING SHARES

         Only stockholders of record at the close of business on Friday, April 30, 1996 (the "Record Date"), are entitled to receive notice of and to vote at the meeting. On the Record Date, there were outstanding 25,356,510 shares of Common Stock.


REVOCABILITY OF PROXIES

         If a person who has executed and returned a proxy is present at the meeting and wishes to vote in person, he or she may elect to do so and thereby suspend the power of the proxy holders to vote his or her proxy. A proxy also may be revoked before it is exercised by filing with the Secretary of the Company a duly signed revocation or proxy bearing a later date.


VOTING AND SOLICITATION

         Each share of Common Stock issued and outstanding on the record date shall have one vote on the matters presented herein, except that with respect to the election of directors, each share of Common Stock is entitled to one vote for a nominee for each director position. Stockholders do not have the right to cumulate votes in the election of directors.


SOLICITATION

         The Company will bear the entire cost of the solicitation of proxies including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, facsimile, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services, but Chemical Mellon Shareholder Services will be paid its customary fee, estimated to be about $6,500 if it renders solicitation services.


DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

                  Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's Annual Meeting of Stockholders to be held in 1997 must be received by the Company no later than December 30, 1996 in order that they may be included in the proxy statement and form of proxy relating to that meeting.

SHARE OWNERSHIP BY PRINCIPAL STOCKHOLDERS AND MANAGEMENT

         The following table sets forth the beneficial ownership of Common Stock of the Company as of April 30, 1996 as to (a) each person known to the Company who beneficially owns more than 5% of the outstanding shares of its Common
Stock; (b) each current director, nominee for director and named executive officer; and (c) all executive officers and directors of the Company as a group.


                                                          Beneficial Ownership(1)
                                                          -----------------------
                                                    Number of                  Percent of
                                                     Shares                     Total(2)
                                                     ------                     --------
More than 5% Holders
- --------------------

         None

Directors, Nominees and Named Executive Officers
- ------------------------------------------------

Joseph D. Koenig                                         6,666                    *
David W. Light                                         256,666                  1.00%
Martin D. Meeker                                        91,875                    *
Joseph W. Shaffer                                      839,413                  3.31%
Ronald A. Slocum                                        16,666                    *

All Directors and Executive Officers as a group      1,211,286                  4.72%
(5 persons)


COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% beneficial owners are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1995, its officers, directors and greater than 10% beneficial owners complied with all applicable Section 16(a) filing requirements.








- --------------------------------
*Less than one percent.

(1) This table is based upon information supplied by officers, directors and principal stockholders. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. The table also includes shares which certain executive officers and directors of the Company have the right to acquire within 60 days of the date of this Proxy Statement.

(2) Applicable percentage of ownership is based on 25,356,510 shares of Common Stock outstanding at April 30, 1996, adjusted as required by rules promulgated by the SEC.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

         The Company's Certificate of Incorporation and Bylaws provide that the Board of Directors shall be divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with each class having a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the Board of Directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and qualified.

         The Board of Directors is presently composed of four members. There is one director in Class III whose term of office expires in 1996. At the Annual Meeting, one director is to be elected to Class III. If elected at the Annual Meeting, the nominee would serve until the 1999 Annual Meeting or until his successor is elected and has qualified, or until such director's earlier death, resignation or removal.

         Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominee named below. In the event the nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. The person nominated for election has agreed to serve if elected, and management has no reason to believe the nominee will be unable to serve.

         Certain information regarding the nominee, an incumbent members of the Board, and the continuing directors is set forth below.


                                                                       Principal Occupation/Position Held
Name                                          Age                               With the Company
- -------------------------------------------------------------------------------------------------------------------

  Nominee for Class III Director (to
      serve until the 1999 Annual
      ---------------------------
               Meeting)
               -------

Joseph D. Koenig                               66                              Class III Director


   Class I Directors (to serve until
       the 1997 Annual Meeting
   ---------------------------------

David W. Light                                 51           Chief Executive Officer, President and Class I Director

Ronald A. Slocum                               56                               Class I Director


   Class II Director (to serve until
       the 1998  Annual Meeting)
   ---------------------------------



Joseph W. Shaffer                             50                Vice President, Secretary and Class II Director


Nominee for Election for a Three-Year Term Expiring at the 1999 Annual Meeting

         Joseph D. Koenig was appointed to the Board of Directors of the Company in December 1994. Mr. Koenig was also a director of the Company from August 1991 through January 1994. He has been a consultant for Koenig Associates, a management consultant firm, since October 1984. Mr. Koenig is also a director of Ancot Corporation, Hench Controls Corporation and Cardiac Mariners. Mr. Koenig received a B.S. degree in Electrical Engineering from the University of Illinois.

Directors Continuing in Office Until the 1997 Annual Meeting

         David W. Light was appointed to the Board of Directors of the Company in October 1994, at which time he was also appointed as President and Chief Executive Officer of the Company. Prior to joining the Company, Mr. Light was in private consulting from March to October 1994. From 1986 to March 1994, Mr. Light was Vice President of Operations of Advanced Polymer Systems, Inc. Mr. Light received a B.B.A. degree from Boise State University and is a licensed Certified Public Accountant.

         Ronald A. Slocum was appointed to the Board of Directors of the Company in December 1994. Mr. Slocum has been employed by Bank of America Idaho since 1991 and is presently the President, Chief Executive Officer and Chairman of the Board of that company. From 1990 to 1991, Mr. Slocum was Executive Vice President and a director of Security Pacific Bank Idaho. He is also a Director of Bank of America Oregon. Mr. Slocum received a B.S. degree in Business Management from San Diego University.

Director Continuing in Office Until the 1998 Annual Meeting

         Joseph W. Shaffer, a co-founder of the Company, has been a director of the Company since its inception and a Vice President since January 1991. He was President and Chief Executive Officer from April 1987 until October 1988 and was President from October 1988 until January 1991. From July 1984 to January 1987, Mr. Shaffer was employed by the Medical Division of Coherent, Inc., a laser manufacturer, as Electrical Engineering Section Manager. Mr. Shaffer holds a B.S. degree in Electrical Engineering from the University of New Mexico.


BOARD MEETINGS AND COMMITTEES

         The Board of Directors held six meetings during the fiscal year ended December 31, 1995.

         The Board of Directors has two committees: an Audit Committee and a Compensation Committee. There is no nominating committee. During the fiscal year ended December 31, 1995, each Board member attended greater than 75% of the aggregate number of meetings of the Board and the Committee of the Board on which he served.

         The Audit Committee meets with the Company's independent auditors at least annually to review the results of the annual audit and discuss the financial statements; recommends to the Board the independent auditors to be retained; and receives and considers the accountants' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial records. The Audit Committee is comprised of two non-employee directors and one employee director, Mr. Koenig, Mr. Slocum and Mr. Light, respectively. The Audit Committee met one time in 1995.

         The Compensation Committee makes recommendations concerning salaries and incentive compensation, awards stock options to employees and consultants under the Company's stock option plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee met two times during fiscal 1995. The Compensation Committee is comprised of Mr. Koenig, Mr. Shaffer and Mr. Slocum.

         The Board of Directors does not have a standing nominating committee or any committee performing the function of such committee.


DIRECTOR COMPENSATION

         Each  non-employee  director of the Company  receives a fee of $300 for each meeting of the Board of Directors attended. In the fiscal year ended December 31, 1995, the total compensation paid to non-employee directors was
$3,900. The members of the Board of Directors are also eligible for reimbursement for their expenses incurred in connection with attendance at Board meetings in accordance with Company policy.

         Each non-employee director of the Company also receives stock option grants under the 1994 Non-Employee Directors' Stock Option Plan (the "Directors' Plan"). Only non-employee directors of the Company or an affiliate of such directors (as defined in the Internal Revenue Code of 1986 (the "Code")) are eligible to receive options under the Directors' Plan. Options granted under the Directors' Plan are not intended by the Company to qualify as incentive stock options under the Code.

         Options granted under the Directors' Plan are non-discretionary. Each person of the Company's Board of Directors who is not an employee of or consultant to the Company or of any Affiliate of the Company or the Company's parent or subsidiary (as such terms are defined in Sections 424(e) and (f) of the Code) ("Outside Director") (1) at the time of Board approval of the Directors' Plan, or (2) subsequently elected for the first time to be an Outside Director, is automatically granted an option to acquire 20,000 shares of Common Stock of the Company.

         In 1994, the Company granted options covering 20,000 shares to each Outside Director at an exercise price per share of $2.00. This exercise price was determined by averaging the high and low trading price of the Company's Common Stock at the close of business on the date of grant as reported by the Nasdaq National Market. During 1995 these options were canceled and reissued at $1.00 per share under an option exchange program. As of April 30, 1996, no options had been exercised under the Directors' Plan.


REQUIRED VOTE

         The nominee receiving the highest number of affirmative votes of the shares of the Company's Common Stock present and entitled to vote at the Annual Meeting on this matter shall be elected as the Class III director. Votes withheld from the nominee will be counted for purposes of determining the presence or absence of a quorum but will not be counted as affirmative votes. A broker non-vote will be counted for purposes of determining the presence or absence of a quorum but will not be treated as entitled to vote on this matter at the Annual Meeting.

         The Board of Directors of the Company recommends a vote FOR the election of the Class III nominee named above. Proxies solicited by the Board of Directors will be voted FOR the named nominee unless instructions are given to the contrary.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

         The directors and executive officers of the Company and their ages are as follows:

                                                                       Principal Occupation/Position Held
Name                                         Age                                With the Company
- ---------------------------------------------------------------------------------------------------------------------

David W. Light                                51                Chief Executive Officer, President and Director

Martin D. Meeker                              54             Vice President of Finance and Chief Financial Officer

Joseph W. Shaffer                             50                     Vice President, Secretary and Director

Joseph D. Koenig                              66                                    Director

Ronald A. Slocum                              56                                    Director

Theresa M. Nazaroff                           46                Vice President, Regulatory and Clinical Affairs

Catherine M. Caserza                          35              Vice President and General Manager, Dental Division


         Martin D. Meeker was appointed Vice President-Finance and Chief Financial Officer of the Company in January 1995. From May 1992 through December 1994, Mr. Meeker was Vice President of Finance and Operations at Metaphor, Inc., a developer and marketer of decision support software for use in the client/server marketplace. Prior to 1992, Mr. Meeker owned and managed a corporate financial consultancy practice. Mr. Meeker holds an M.B.A. degree from the University of California at Los Angeles and a B.B.A. degree from the University of Notre Dame. Mr. Meeker is a licensed Certified Public Accountant in the State of California.

         Theresa M. Nazaroff was appointed Vice President, Regulatory and Clinical Affairs of the Company in January 1996. From July 1994 through December 1995, Ms. Nazaroff was Vice President of Business Development for General Surgical Innovations, a developer and marketer of surgical products. From January 1990 through January 1994, Ms. Nazaroff was Vice President of Regulatory, Clinical Affairs and Quality Assurance for Target Therapeutics, Inc., a developer and marketer of products treating the cerebral and peripheral vascular diseases. Ms. Nazaroff holds Master of Arts and Bachelor or Arts degrees from California State University, San Francisco,

         Catherine M. Caserza was appointed Vice President and General Manager of the Company's Dental Division in December 1995. Ms. Caserza joined the Company in July 1995 as U.S. Sales Manager. From March 1994 through June 1995 Ms. Caserza was an independent consultant to companies in the medical device field. From 1987 through March 1994 Ms. Caserza worked for Fuji Optical Systems, Inc., holding positions ranging from Product Manager to Director of Sales and Marketing. Ms. Caserza holds a Master of Science degree from the University of San Francisco and a Bachelor of Arts degree from California State University, San Jose.

                                   PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         The Board of Directors has selected Ernst & Young LLP, as the Company's independent auditors for the fiscal year ending December 31, 1996 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Ernst & Young has audited the Company's financial statements since its inception in 1987. Representatives of Ernst & Young are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

         Stockholder ratification of the selection of Ernst & Young as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of Ernst & Young to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether to retain such firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

         The  Board  of  Directors  of the  Company  recommends  a vote  FOR the
         appointment  of  Ernst  &  Young  LLP  as  the  Company's   independent
         accountants for the fiscal year ending December 31, 1996.

                             EXECUTIVE COMPENSATION

Summary Compensation

         The following table provides certain summary information concerning compensation paid to or accrued for the Company's Chief Executive Officer and its other most highly compensated executive officers (determined as of December
31, 1995) (hereafter referred to as the "Named Executive Officers")1/ for fiscal years ended December 31, 1993, 1994, and 1995:

                                                                                                Long-term Compensation
                                                                   Annual Compensation                  Awards
                                                              Salary           Bonus            (Securities Underlying
                                                  Year          ($)                ($)                 Options)
- ------------------------------------------------------------------------------------------------------------------------
David W. Light                                    1995         $ 220,000 2/      $  0                 500,000 3/
President and Chief Executive Officer
                                                  1994         $  47,680            0                 500,000

                                                  1993               0              0                     0


Martin D. Meeker                                  1995         $ 136,859         $ 25,000            150,000 4/
Vice President, Finance
and Chief Financial Officer                       1994               0             0                      0

                                                  1993               0             0                      0

- -------------

1/ In accordance with SEC rules, the Chief Executive Officer (at fiscal year end) must be listed as a Named Executive Officer irrespective of the amount of consideration he received. The next four most highly compensated executive officers at fiscal year end (based on salary and bonus for the last year) would then be listed, as Named Executive Officers, provided, however, that the minimum threshold for required listing is $100,000 (salary and bonus). Also, any person who served as Chief Executive Officer, and the amount of consideration he received, must be listed.

2/ Includes a deferred compensation payment of $60,000 made at the completio of one year of employment.

3/ In 1994 Mr. Light was granted an option to purchase 500,000 shares of Common Stock. On June 20, 1995, Mr. Light exchanged such option pursuant to an option exchange program. See "Board Compensation Committee Report on Executive Compensation--Report on Repricing of Options."

4/ On January 8, 1996 Mr. Meeker was granted an option to purchase 150,000 shares of Common Stock. On June 20, 1995, Mr. Meeker exchanged such options pursuant to an option exchange program. See "Board Compensatio Committee Report on Executive Compensation--Report on Repricing of Options."

STOCK OPTION GRANTS AND EXERCISES

         The Company grants options to its executive officers under the Option Plan. As of April 30, 1996, options to purchase a total of 1,304,164 shares were outstanding under the Option Plan and options to purchase 1,683,525 shares remained available for grant thereunder.

Stock Option Grants in Fiscal Year 1995

                               Individual Grants
                       -------------------------------
                                                                                             Potential Realisable
                       Number of          $                                                 Value at Assumed Annual
                       Securities         of Total                                            Rate of Stock Price
                       Underlying         Options/SARs                                          Appreciation for
                       Options/SARs       Granted to      Exercise or                            Option Term(2)
                       Granted (#) (1)    Employees in     Base Price   Expiration      -----------------------------
         Name                             Fiscal Year       ($/Sh)          Date          5%($)               10%($)
- ---------------------------------------------------------------------------------------------------------------------------

David W. Light(3)        500,000             31%             1.00        10/13/04       $288,000            $717,000

Martin D. Meeker(4)      150,000              9%             1.50           N/A            N/A                N/A
                         150,000              9%             1.00         1/8/05         $89,000            $222,000

(1) Options granted generally become exercisable for 25% of the shares one year after the grant date and 1/36th of the remaining share subject to the option become exercisable each month thereafter.

(2) The 5% and 10% assumed rates of appreciation applied to the fair market value of the Common Stock over the term of the option are prescribed by the rules of the SEC and do not represent the Company's estimate or projection of the future price of its Common Stock.

(3) Reflects the exchange of an option pursuant to an option exchange program conducted in 1995. See "Board Compensation Committee Report on Executive Compensation--Report on Repricing of Options." The computation of potential realizable value is based on the appreciation of the Common Stock at the specified percentages over the exercise price of $1.00 per share for the term of the option.

(4) Reflects the grant and exchange of an option pursuant to an option exchange program. Both the grant and exchange of the option were made in 1995. See "Board Compensation Committee Report on Executive Compensation--Report on Repricing of Options." The computation of potential realizable value is based on the appreciation of the Common Stock at the specified percentages over the exercise price of $1.00 per share for the term of the option.

Option Exercises in 1995 and Year-End Holding

         The  following  table  provides  information  with respect to the Named
Executive Officers concerning the exercise of options during the last fiscal year and the number and value of unexercised options held as of the end of the last fiscal year

                                                           Number of Securities
                            Shares                        Underlying Unexercised            Value of Unexercised
                         Acquired on         Value         Options at FY-End (#)          In-the-Money- Options at
                           Exercise        Realized             Exercisable/                      FY-End ($)
         Name                (#)              ($)              Unexercisable              Exercisable/Unexercisable
- --------------------------------------------------------------------------------------------------------------------

David W. Light               -0-             -0-             166,666/333,334                       -0-/-0-

Martin D. Meeker             -0-             -0-              25,000/125,000                       -0-/-0-

Ten-Year Option Repricing

         The following table sets forth information with respect to options held by executive  officers of the Company that were  repriced  pursuant to an option
exchange  program.  See  "Board  Compensation   Committee  Report  on  Executive
Compensation--Report  on  Repricing  of  Options,"  Except  as set forth in this table,  no options held by executive  officers of the Company have been repriced in the last ten years.

                                                  Number of         Market         Exercise                     Original
                                                  Securities       Price of        Price of                       Term
                                                  Underlying       Stock at        Stock at         New        Remaining
                                 Date of           Options         Time of         Time of        Exercise     at Date of
       Name/Position            Repricing         Repricing       Repricing       Repricing        Price       Repricing
       -------------            ---------         ---------       ---------       ---------        -----       ---------

David W. Light
   President & CEO            June 20, 1995        500,000          $1.00           $2.00          $1.00       Nine Years
Martin D. Meeker
    V.P. Finance & CFO        June 20, 1995        150,000          $1.00           $1.50          $1.00       Nine Years


Board Compensation Committee Report on Executive Compensation

         The Compensation Committee of the Board consists of two outside directors and theVice President/Secretary. The Compensation Committee believes that the Company's executive compensation programs should enable the Company to attract and retain executives capable of leading the Company to meet its business objectives and to motivate them to enhance long-term shareholder value. Annual compensation for the Company's executive officers consists of four elements: a cash salary, profit sharing, cash bonuses and stock option grants. With respect to cash salary, cash bonuses and stock option grants, the Committee considers a variety of factors in evaluating the Company's executive officers and making compensation decisions. These include the compensation paid by comparable companies to individuals in comparable positions, the individual contributions of each officer to the Company, and most importantly, the progress of the Company towards achieving its long-term objectives. As the Company has progressed, the measures of this progress have changed, and the Committee expects them to continue to change.

         Compensation Policies and Procedures

         Annual performance reviews for executive officers are conducted in the first quarter of each year. The performance reviews are conducted by the
Committee, comparing actual Company progress against detailed annual plans. Elements of the Plan such as progress on product development, expense control and organizational development are considered. The Committee then develops recommendations that are presented to the full Board for review and approval. The method used by the Compensation Committee to determine executive compensation is designed to provide for a base salary that, while competitive with comparable companies, is nevertheless calculated to result in a base salary that is in the middle of the competitive range for those companies.

         For fiscal year 1995, the Committee reviewed the results of "The Executive Compensation in the Electronics Industry" compiled by the American Electronics Industry, the "Radford Benchmark Salary Structure" compiled by Radford Associates, and "Executive Compensation" compiled by Ernst & Young which provides information on the compensation of management at companies nationwide with fewer than 100 employees and companies in the San Francisco Bay Area. Based in part on this survey information, the Committee generally sets salaries in the middle of the range comparable to competitive companies of comparable size in similar industries, although the Committee will also consider the individual performance of the executive officer.

         In accordance with the foregoing, for fiscal 1995, the measures the Committee looked to in evaluating the Company's progress and individual performance when determining compensation for the executive officers were, in order of importance, first, the progress in development and regulatory approvals for the Company's dental and ophthalmic laser systems (in particular, the Company's success in meeting goals it had established in this area); second, the Company's success in establishing distribution channels for the Company's products; and third, the effectiveness of the executive officers in settling the dispute with American Dental Technologies, Inc. The Committee, however, was also faced with the significant challenges that faced the Company in 1995 and continue to face the Company in finding its working capital needs.

         Compensation of Chief Executive Officer

         During 1994, the Company retained David Light to serve as President and Chief Executive Officer. Mr. Light's basic annual compensation was set at $160,000 plus a deferred payment of $60,000 to be made at the completion of one year of employment. Mr. Light was also granted options to acquire 500,000 shares of Common Stock at a price of $2.00 per share. The Compensation Committee determined Mr. Light's initial compensation based on its assessment of the package needed to attract a chief executive officer to a distressed company that had incurred substantial losses.

         Because Mr. Light's employment with the Company commenced in October 1994, Mr. Light's annual salary was not changed for 1995. In October 1995, at the completion of Mr. Light's first year of employment, Mr. Light received the $60,000 deferred payment. Also in 1995, Mr. Light exchanged his option to acquire 500,000 shares of Common Stock at a price of $2.00 per share for an option to acquire 500,000 shares of Common stock at a price of $1.00 per share, pursuant to an option exchange program.

         Report on Repricing of Options

         In December 1994, the Board established an option exchange program (the "Exchange Program") based on its determination that (a) the purpose of the Option Plan of providing an equity incentive would not be achieved for employees holding options exercisable above the market price and (b) it was critical to the best interests of the Company and the stockholders that the Company retain the services of its employees. Pursuant to the Exchange Program, at such times as the Board or Compensation Committee determines to conduct an exchange of options thereunder (an "Exchange Offer"), employees holding options with exercise prices higher than the then fair market value of the Common Stock shall be offered the opportunity to exchange such options ("Old Options") for new options ("Repriced Options"). Repriced Options have substantially the same terms as the respective Old Options, except that the exercise price is the fair market value of the Common Stock at the time the Board or Compensation Committee determines to conduct an Exchange Offer. In addition, Repriced Options vest on the same schedule as the respective Old Options would have vested, except that Repriced Options cannot be exercised, except under certain circumstances, for six months from the date of exchange, even if the Old Options exchanged therfor were vested.

         On June 20, 1995, the Compensation Committee determined to conduct an Exchange Offer. At that time the fair market value of the Common Stock was, and therefore the exercise price of the Repriced Options was established at, $1.00 per share.

         Policies With Respect to Deductibility of Compensation

         Section 162(m) of the Code limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain Named Executive Officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code. The Compensation Committee believes that at the present time it is unlikely that the compensation paid to any Named Executive Officer in a taxable year will exceed $1 million. Therefore, the Compensation Committee has not yet established a policy for determining which forms of incentive compensation awarded to its Named Executive Officers shall be designed to qualify as "performance-based compensation." The Compensation Committee intends to continue to evaluate the effects of the statute and the final Treasury regulations and to comply with Code Section 162(m) in the future to the extent consistent with the best interests of the Company.

                                               Submitted by:


                                               The Compensation Committee
                                               Joseph D. Koenig
                                               Joseph W. Shaffer
                                               Ronald A. Slocum
May 9, 1996

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         As noted above, the Company's Compensation Committee is composed of Joseph Koenig, Joseph Shaffer and Ronald Slocum. Mr. Shaffer also serves as the Company's Vice President, Product Development.

PERFORMANCE MEASUREMENT COMPARISON

         The following chart shows the value of an investment of $100 on December 31, 1990 in cash of (i) the Company's Common Stock, (ii) the Russell 3000 and (iii) the Hambrecht & Quist Technology Index. All values assume reinvestment of the full amount of all dividends and are calculated as of December 31 of each year.


COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

      AMONG SUNRISE TECHNOLOGIES INTERNATIONAL, INC. THE RUSSELL 3000 INDEX
                   AND THE HAMBRECHT & QUIST TECHNOLOGY INDEX

[The following descriptive data is supplied in accordance with Rule 304(d) of Regulation S-T]

                                                    DOLLARS
                                    ----------------------------------------
                                    12/90  12/91  12/92  12/93  12/94  12/95

Sunrise Technologies Int'l, Inc.     100    278    136     68     24     22
Russell 3000                         100    134    146    162    163    223
Hambrecht & Quist Technology         100    148    170    186    215    323

*  $100 INVESTED ON 12/31/90 IN STOCK OR INDEX -
   INCLUDING REINVESTMENT OF DIVIDENDS.
   FISCAL YEAR ENDING DECEMBER 31.

                                  OTHER MATTERS

         The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                        By Order of the Board of Directors


                                        /s/ Joseph W. Shaffer

                                        Joseph W. Shaffer
                                        Secretary

May 9, 1996

                                   APPENDIX A

PROXY                SUNRISE TECHNOLOGIES INTERNATIONAL, INC.              PROXY
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 18, 1996

     The undersigned hereby appointS David W. Light and Joseph W. Shaffer and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Sunrise Technologies International, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Sunrise Technologies International, Inc. to be held at the Courtyard by Marriott, 47000 Lakeview Boulevard, Fremont, California 94538 on June 18, 1996, at 10:00 a.m., local time, and at any and all continuations and adjournments thereof, with all powers that the undersigned would possess if personally sent, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

                (Continued, and to be signed on the other side)

                                              Please make your votes as this [X]

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE NOMINEE LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2 AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

MANAGEMENT RECOMMEND OTE FOR THE NOMINEE FOR DIRECTOR LISTED BELOW AND A VOTE FOR PROPOSALS 1 AND 2
                                                                 WITHHOD
                                                  FOR              FOR
PROPOSAL 1: To elect one director                [   ]            [   ]
to hold office until the 1999 Annual
Meeting of Stockholders

NOMINEE: Joseph D. Koenig

(INSTRUCTION: To withhold authority to vote for any nominee, write the nominee's name in the space provided below.
- ------------------------------------------------------------------

I PLAN TO ATTEND THE MEETING                                      [   ]

                                                  FOR      AGAINST      ABSTAIN
PROPOSAL 2: To ratify selection of Ernst          [X]      [   ]        [   ]
Young LLP as independent public accountants of the Company for its fiscal year ending
December 31, 1996


Please sign exactly ur name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer , stating title. If signer is a partnership, please sign in partnership name by authorized person.

Signature _______________________________________________________ Date _________

PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.